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                                                                 EXHIBIT (17)(r)

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Advantus Fixed Income and Blended Funds
And
Advantus Equity Funds

Prospectus Supplement dated August 20, 2003 to the Advantus Fixed Income and Blended Funds Prospectus dated January 31, 2003 as supplemented April 24, 2003, June 18, 2003 and August 8, 2003 and to the Advantus Equity Funds Prospectus dated November 29, 2002, as supplemented February 3, 2003, April 24, 2003, June 18, 2003 and August 8, 2003

I. The portfolio manager information for the Bond, Money Market and Mortgage Securities Funds which appears in the table on page 24 of the Advantus Fixed Income and Blended Funds Prospectus is amended to read as follows:

Fund

Portfolio
Manager and
Title

Primary
Portfolio
Manager Since

Business Experience During Past Five Years
Bond
Christopher R. Sebald
Portfolio Manager
August 14, 2003

Senior Vice President and Lead Portfolio Manager, Total Return Fixed Income, Advantus Capital, since August, 2003; Senior Vice President and Portfolio manager, AEGON USA Investment Management, 2000 through July 2003; Director of Portfolio Management, GMAC-RFC, January 1998 through July 2000 Money


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                                                                     Page 2 of 3

Market

Tom Houghton
Portfolio Manager
August 18, 2003
Vice President and Portfolio Manager, Total Return Fixed Income, Advantus Capital, since August 2003; Senior Investment Officer, Advantus Capital, April 2002 to August 2003; Senior Securities Analyst, Public Corporate Bonds, Advantus Capital, July 2001 through March 2002; Senior Investment Officer, Public Corporate Bonds, Advantus Capital, July 1999 to June 2001; Head of Fixed Income Trading, Advantus Capital, January 1998 to June 1999.

Mortgage Securities

Christopher R. Sebald
Portfolio Manager
August 14, 2003
Senior Vice President and Lead Portfolio Manager, Total Return Fixed Income, Advantus Capital, since August, 2003; Senior Vice President and Portfolio manager, AEGON USA Investment Management, 2000 through July 2003; Director of Portfolio Management, GMAC-RFC, January 1998 through July 2000

II. The portfolio manager information for the Cornerstone Fund which appears on page 31 of the Advantus Equity Funds Prospectus is amended to read as follows:

Fund

Portfolio
Manager and
Title

Primary
Portfolio
Manager Since


Business Experience During Past
Five Years
Cornerstone
Matthew T. Norris
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                                                                     Page 3 of 3

Portfolio Manager
July 21, 2003
Portfolio Manager with Waddell & Reed Ivy Investment Company since July 2003; Portfolio Manager from January 2000 to June 2003, and Analyst from December 1997 to January 2000, with Advantus Capital.

Investors should retain this supplement for future reference.
F. 59559 8-2003